As filed with the Securities and Exchange Commission on February 24, 2021
Registration No. 333-206487
Registration No. 033-56661

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-206487
POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 033-56661

UNDER THE SECURITIES ACT OF 1933

CLEVELAND-CLIFFS INC.
(Exact name of registrant as specified in its charter)

Ohio	34-1464672
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
200 Public Square, Suite 3300, Cleveland, Ohio 44114-2315
(Address of principal executive offices) (zip code)

Cliffs Natural Resources Inc. 2015 Employee Stock Purchase Plan
Northshore Mining Company and Silver Bay Power Company Retirement Savings Plan
(Full title of the plan)

James D. Graham, Esq.
Executive Vice President, Chief Legal Officer and Secretary
Cleveland-Cliffs Inc.
200 Public Square, Suite 3300
Cleveland, Ohio 44114-2315
(216) 694-5700
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer
Non-accelerated filer	Smaller reporting company
Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES
Cleveland-Cliffs Inc., an Ohio corporation and formerly known as Cliffs Natural Resources Inc. (the “Registrant”), is filing this Post-Effective Amendment on Form S-8 (the “Post-Effective Amendment”) to deregister any and all securities that remain unissued or unsold under the Registrant’s Registration Statement on Form S-8 (No. 333-206487) (the “Original 2015 ESPP Registration Statement”) relating specifically to the Cliffs Natural Resources Inc. 2015 Employee Stock Purchase Plan (the “2015 ESPP”). The Registration Statement registered 10,000,000 common shares, par value $0.125 per share, of the Registrant (the “Current Common Shares”) on August 20, 2015 to be offered and sold pursuant to the 2015 ESPP. The 2015 ESPP has been terminated as of January 28, 2021, the offering pursuant to the 2015 ESPP has concluded and, accordingly, this Post-Effective Amendment to the Original 2015 ESPP Registration Statement is being filed in order to deregister all securities (namely, 10,000,000 Current Common Shares) specifically attributable to the 2015 ESPP that were registered under the Original 2015 ESPP Registration Statement and remain unissued or unsold under the 2015 ESPP.
The Registrant is also filing this Post-Effective Amendment to deregister any and all securities (including plan interests) that remain unissued or unsold under the Registrant’s Registration Statement on Form S-8 (No. 033-56661) as amended (the “Northshore Registration Statement”) relating specifically to the Northshore Mining Company and Silver Bay Power Company Retirement Savings Plan (the “Northshore Plan”). The Northshore Registration Statement, consisting of the original filing on November 30, 1994 and a post-effective amendment filed on June 19, 1997, registered 200,000 common shares, par value $1.00 per share, of the Registrant (the “$1.00 Common Shares”) to be offered and sold pursuant to the Northshore Plan. The offering pursuant to the Northshore Plan has concluded and, accordingly, this Post-Effective Amendment to the Northshore Registration Statement is being filed in order to deregister all securities (the $1.00 Common Shares and the plan interests) specifically attributable to the Northshore Plan that were registered under the Northshore Registration Statement and remain unissued or unsold under the Northshore Plan.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on February 24, 2021.
CLEVELAND-CLIFFS INC.
By: /s/ James D. Graham
Name:    James D. Graham
Title:    Executive Vice President, Chief Legal Officer and Secretary
Pursuant to the requirements of the Securities Act, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.

Date: February 24, 2021	/s/ Lourenco Goncalves Lourenco Goncalves Chairman, President and Chief Executive Officer (Principal Executive Officer)
Date: February 24, 2021	/s/ Keith A. Koci Keith A. Koci Executive Vice President, Chief Financial Officer (Principal Financial Officer)
Date: February 24, 2021	/s/ Kimberly A. Floriani Kimberly A. Floriani Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)
Date: February 24, 2021	/s/ Douglas C. Taylor Douglas C. Taylor Director
Date: February 24, 2021	/s/ John T. Baldwin John T. Baldwin Director
Date: February 24, 2021	/s/ Robert P. Fisher, Jr. Robert P. Fisher, Jr. Director
Date: February 24, 2021	/s/ William K. Gerber William K. Gerber Director
Date: February 24, 2021	/s/ Susan M. Green Susan M. Green Director
Date: February 24, 2021	/s/ M. Ann Harlan M. Ann Harlan Director
Date: February 24, 2021	/s/ Ralph S. Michael, III Ralph S. Michael, III Director

Date: February 24, 2021	/s/ Janet L. Miller Janet L. Miller Director
Date: February 24, 2021	/s/ Eric M. Rychel Eric M. Rychel Director
Date: February 24, 2021	/s/ Gabriel Stoliar Gabriel Stoliar Director
Date: February 24, 2021	/s/ Arlene M. Yocum Arlene M. Yocum Director

    Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the Northshore Plan) have duly caused this Post-Effective Amendment to be signed on the Northshore Plan’s behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on February 24, 2021.

NORTHSHORE MINING COMPANY AND SILVER BAY POWER COMPANY RETIREMENT SAVINGS PLAN
/s/ Maurice D. Harapiak
Name:	Maurice D. Harapiak, plan administrator
Title:	Executive Vice President, Human Resources & Chief Administration Officer